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ANCHIN, BLOCK & ANCHIN LLP
Accountants and Consultants

1375 Broadway
New York, NY 10018
(212) 840-3456
FAX (212) 840-7066



                                                                  Exhibit (n)(1)


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 2 to Registration Statement No. 333-125921 of Robeco-Sage Multi-Strategy Fund, L.L.C. on Form N-2 of our report dated May 19, 2006. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" in the Prospectus.


                                            ANCHIN, BLOCK & ANCHIN, LLP


New York, New York
December 18, 2006